Exhibit 23

                  Consent of Independent Chartered Accountants

We consent to the use of our report dated February 22, 1999 on the consolidated financial statements of Newcourt Credit Group Inc. ("Newcourt") as at December 31, 1998 and 1997 and for the years then ended and of our report dated February 4, 1998 on the consolidated financial statements of Newcourt as at December 31, 1997 and 1996 and for the years then ended ("Reports") in the Current Report of The CIT Group, Inc. ("CIT") on Form 8-K filed on September 22, 1999.

We also consent to the incorporation by reference of our Reports in the following registration statements of CIT:

                              Registration #           Form
                              --------------           ----

                                33-85224                S3
                                333-07249               S3
                                333-43323               S3
                                333-64539               S3
                                333-64529               S3
                                333-71361               S3
                                333-84859               S3
                                333-50499               S8
                                333-63497               S8

Toronto, Canada                                            Ernst & Young LLP
September 22, 1999                                         Chartered Accountants